Exhibit 99.2

PRESS RELEASE 10/15/2004

Sovereign Bank Appoints Jim Lynch to Additionally Oversee Retail Operations in Mid-Atlantic Region Starting in 2005

New CEOs Also Named for Five Markets in Mid-Atlantic

WYOMISSING, Pa., Oct. 15 /PRNewswire-FirstCall/ — Sovereign Bank announced today that Jim Lynch, chairman and chief executive officer of Sovereign’s Mid-Atlantic Division, will have total responsibility for all retail bank operations in Pennsylvania, New Jersey and Maryland beginning in January 2005. Lynch currently oversees commercial bank operations in the Mid- Atlantic region. In addition to Pennsylvania and New Jersey, portions of Maryland will become part of the region pending approval and closing of the acquisition of Waypoint Bank, a deal that is expected to be finalized in the first quarter of 2005.

In addition to the new responsibilities for Lynch, Sovereign’s leadership structure is being realigned to serve local markets with local decision- makers, while offering the products and services that are normally only available at a large bank. The bank will be divided into five markets each in the Mid-Atlantic and New England regions.

A CEO or President will manage each market. These individuals will be responsible for all business growth in their area as well as providing leadership to team members and the community.

“This realignment is intended to give more authority to our leadership in local markets so that they can be more responsive to the wants and needs of our customers,” noted Sovereign Chairman and CEO Jay Sidhu.

He added that the restructure is intended to combine management of retail and commercial operations to provide stronger integrated services. It is not a change in strategy, Sidhu said, but rather the next step in deepening Sovereign’s commitment to providing exceptional customer experiences every day.

Sidhu noted that the individuals who were selected to serve in the top management positions are all seasoned banking executives who have a broad range of experience.

“These new CEOs have a clear understanding of our mission, vision, values and strategy,” Sidhu said. “Their strong local business connections and commitment to the community will solidify our presence in the markets we serve.”

In the Mid-Atlantic Division, the following individuals will become Market CEOs as of January 2005 and will report directly to Jim Lynch:

— Terry D’Alessandro — Philadelphia, Delaware and Chester counties (in Pennsylvania) and southern New Jersey

D’Alessandro, of West Chester, Pa., has held several positions with Sovereign, including regional manager, division president for southeastern Pennsylvania, and division president for the entire state of Pennsylvania. She joined Sovereign in 1997 after Sovereign acquired Main Line Bank in suburban Philadelphia. D’Alessandro, who joined Main Line in 1978, was vice president of retail banking administration there at the time of the acquisition.

D’Alessandro received a bachelor’s degree in marketing communications from Cabrini College, Radnor, Pa. She is involved with several civic and non-profit organizations in her community. Among her volunteer activities are serving as vice chair of the United Way of Southeastern Pennsylvania; serving as a member of the Caron Council of Philadelphia; and serving as a board member of Main Line Chamber of Commerce, Forum of Executive Women, Surrey Services for Seniors, and Pyramid Club.

— Larry Delp — northern Pennsylvania market

Delp joined Sovereign Bank in 2002 as executive vice president/managing director for central and northern Pennsylvania. Delp, of Doylestown, Pa., has more than 30 years of executive banking experience in the areas of corporate lending, strategic planning, change management, relationship management and retail management. Prior to joining Sovereign, he was executive vice president of Commercial and Government Banking at First Union National Bank. He was responsible for managing loan and deposit growth for the commercial and government banking groups within Pennsylvania and Delaware.

Delp’s other banking experience includes serving as regional president of CoreStates Bank. His responsibilities included overseeing all aspects of wholesale and retail growth and development in the Lancaster, Harrisburg, Reading, York and other areas in northern and western Pennsylvania. He also held senior vice president positions at CoreStates that, among other things, called on him to serve on a team to re-engineer the entire corporation.

Delp received a bachelor’s degree in business from Muhlenberg College, Allentown, Pa., and is a graduate of the American Bankers Association Stonier Graduate School of Banking, Washington, D.C.

— Barry Linington — Bucks and Montgomery counties (in Pennsylvania)

Barry W. Linington, whose banking career spans more than 25 years, started with Sovereign in 1995. Linington, of Newtown, Pa., previously had been executive vice president of credit administration at Independence Bancorp, and was senior credit officer at First Pennsylvania Bank.

He received a bachelor’s degree in finance from Ursinus College, Collegeville, Pa., and an associate’s degree in accounting from Bucks County Community College, Newtown, Pa. Linington’s community involvement includes serving on the Garden of Reflections 9/11 Memorial Committee. He also is past president of the Bucks County Boy Scouts and served on the executive committee of a local chapter of the March of Dimes.

— Andrew Samuel — central Pennsylvania and northern Maryland

Samuel, who is expected to join Sovereign in this capacity upon the completion of the merger with Waypoint Financial Corp. in January 2005, is the current President of Waypoint Bank. Previously he served as Senior Executive Vice President and Chief Banking Officer at Waypoint Bank.

Samuel has spent the past 24 years in central Pennsylvania. He is a graduate of Messiah College, Grantham, Pa., and has worked in the region’s commercial banking industry for 20 years. An active community leader, he currently serves on the Board of Trustees at Messiah College and is a Board Member for the Whitaker Center for Science and the Arts, Leadership Harrisburg and the Central Pennsylvania Marketplace Network.

— Eric Waser — New Jersey (excluding southern New Jersey)

Waser joined Sovereign earlier this year after serving as Division Executive/Executive Vice President for Fleet Bank in New Jersey. During his career at Fleet, he was responsible for various New Jersey Middle Market and Corporate Specialty businesses. He also was responsible for management of Fleet’s Casino Gaming national franchise, the Healthcare & Institutions New Jersey/Pennsylvania business, and Corporate New Jersey business. These businesses had credit commitments exceeding $4 billion and included clients with preeminent national and local reputations.

A graduate of Indiana University, Waser, of Lebanon, N.J., serves on the board of directors for the Association for Children of New Jersey.

In the coming weeks, Sovereign will be appointing individuals to fill other key leadership positions within each market. “Our restructuring is actually a refinement of our long-standing strategy of growing big by staying small,” Lynch said. “We are committed to providing the best service and products possible to people in the communities where we work and live. This realignment will strengthen that commitment and give us additional flexibility to meet the needs of our customers.”

Lynch’s new role will mirror that to be assumed by Joseph P. Campanelli, currently president and chief operating officer of Sovereign Bank New England Division. Campanelli will become CEO of the New England Division when John P. Hamill relinquishes his day-to-day responsibilities as CEO in January. Hamill will devote his time serving as non-executive Chairman.

About Sovereign Bank

Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), is the parent company of Sovereign Bank, pro forma, a $60 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 9,500 team members in Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Rhode Island. In addition to full-service retail banking, Sovereign offers a broad array of financial services and products including business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Pro forma for pending acquisitions, Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

Note:

This press release contains statements of Sovereign’s strategies, plans and objectives for 2004 and beyond. These statements constitute forward- looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the strategies, plans and objectives discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign’s ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, integrations, pricing, products and services; and

Sovereign’s ability to realize the anticipated benefit of the realignment, including customer and general marketplace acceptance, performance of management personnel and any short- or long-term impact on financial condition results of operations and cash flows.

SOURCE Sovereign Bank